UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2013

Soupman, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100
Staten Island, NY 10314
(Address of principal executive offices and zip code)

(212)  768-7687
    (Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2013, Arnold Casale resigned from the Board of Directors of Soupman, Inc. (the “Company”) to pursue other interests.  The resignation did not involve any disagreement with the Company and Mr. Casale is expected to continue to consult with the Company, on an as needed basis, in connection with its business operations.

On that date, the Company’s Board of Directors accepted Mr. Casale’s resignation and thanked him for his years of service to the Company. The Board of Directors then acted to increase the size of the Board to five directors and appoint Messrs. Ronald Crane and Rocco Fiorentino to serve as independent directors.

There are no family relationships between Messrs. Crane and Fiorentino and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Crane, through his law firm, has from time to time provided legal services to the Company, and during the last twelve months billed the Company  $10,773.49.  There have been no other transactions involving Messrs. Crane or Fiorentino that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2013	SOUPMAN, INC.

	By:	/s/ Lloyd Sugarman
Name: Lloyd Sugarman Title: Chief Executive Officer